EXHIBIT 4.6

                               FIRST AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT





                                     between


                           EDGE PETROLEUM CORPORATION

                                       and

                       EDGE PETROLEUM EXPLORATION COMPANY,


                                       and


                       THE FIRST NATIONAL BANK OF CHICAGO,
                              AS AGENT AND A LENDER

                                       AND

                       THE OTHER LENDERS SIGNATORY HERETO





                                 Effective as of
                                  March 1, 1999

TABLE OF CONTENTS
                                                                          PAGE
ARTICLE I.        DEFINITIONS      ....................................     1
      1.01        Terms Defined Above  ................................     1
      1.02        Terms Defined in Agreement...........................     2
      1.03        References   ........................................     2
      1.04        Articles and Sections ...............................     2
      1.05        Number and Gender ...................................     2
ARTICLE II.       WAIVERS  ............................................     2
      2.01        Waiver       ........................................     2
      2.02        Limitation on Waiver   ..............................     2
ARTICLE III.      AMENDMENTS    .......................................     3
      3.01         Amendment of Section 1.2  ..........................     3
      3.02         Amendment of Section 2.1(a)   ......................     4
      3.03         Addition of Section 2.5(a)   .......................     4
      3.04         Amendment of Section 2.9(a  ........................     5
      3.05         Amendment of Section 2.26  .........................     5
      3.06         Amendment of Section 5.2  ..........................     5
      3.07         Amendment of Section 9.3(a)  .......................     6
      3.08         Amendment of Section 6.14 ..........................     6
      3.09         Deletion of Section 6.15 and 6.16  .................     6
      3.10         Addition of Section 6.17    ........................     6
      3.12         Global Deletion of EBIT           ..................     6
      3.13         Global Deletion of Index Rate     ..................     7
      3.14         Global Deletion of Compass Bank  ...................     7
ARTICLE IV.       CONDITIONS     ......................................     7
      4.01        Receipt of Documents    .............................     7
      4.02        Accuracy of Representations and Warranties  .........     7
      4.03        Matters Satisfactory to Agent and the Lender  .......     7
ARTICLE V.        REPRESENTATIONS AND WARRANTIES     ..................     7
ARTICLE VI.       RATIFICATION ........................................     8
ARTICLE VII.      MISCELLANEOUS  ......................................     8
      7.01        Scope of Amendment ..................................     8
      7.02        Agreement as Amended ................................     8
      7.03        Parties in Interest .................................     8
      7.04        Rights of Third Parties .............................     8
      7.05        ENTIRE AGREEMENT  ...................................     8
      7.06        GOVERNING LAW    ....................................     9
      7.07        JURISDICTION AND VENUE   ............................     9

LIST OF EXHIBITS
EXHIBIT I         -        Form of Promissory Note
EXHIBIT II        -        Form of Borrowing Request
EXHIBIT III       -        Form of Compliance Certificate
EXHIBIT IV        -        Form of Borrowing Base Utilization Certificate

                             FIRST AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


                  This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment") is made and entered into effective as of March 1, 1999, between EDGE PETROLEUM CORPORATION, a Delaware corporation, and EDGE PETROLEUM EXPLORATION COMPANY, a Delaware corporation (collectively, the "Borrower", but with such entities constituting the Borrower being jointly and severally liable for the Obligations and each reference herein to the Borrower being applicable to each of such entities) and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("First Chicago"), and each other lender that becomes a signatory hereto as provided in Section 9.1 (First Chicago and each such other lender, together with its successors and assigns, individually a "Lender" and collectively, the "Lenders"), and First Chicago, as agent for the Lenders pursuant to the terms hereof (in such capacity, together with its successors in such capacity pursuant to the terms hereof, (the "Agent").

                              W I T N E S S E T H:

                  WHEREAS, the above named parties together with Compass Bank did execute and exchange counterparts of that certain Amended and Restated Credit Agreement dated April 1, 1998 (the "Agreement"), to which reference is here made for all purposes;

                  WHEREAS, Compass Bank assigned its interest to First Chicago on September 29, 1998;

                  WHEREAS, the parties subject to and bound by the Agreement are desirous of amending the Agreement in the particulars hereinafter set forth;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties to the Agreement, as set forth therein, and the mutual covenants and agreements of the parties hereto, as set forth in this First Amendment, the parties hereto agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

                  1.01 Terms Defined Above. As used herein, each of the terms "Agent," "Agreement," "Borrower," "First Amendment," "First Chicago," and "Lender" or "Lenders" shall have the meaning assigned to such term hereinabove.

                  1.02 Terms Defined in Agreement. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

                  1.03 References. References in this First Amendment to Article or Section numbers shall be to Articles and Sections of this First Amendment, unless expressly stated herein to the contrary. References in this First Amendment to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," and "hereunder" shall be to this First Amendment in its entirety and not only to the particular Article or Section in which such reference appears.

                  1.04 Articles and Sections. This First Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties, and other legal relations of the parties hereto shall be determined from this First Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

                  1.05 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.

                                   ARTICLE II.
                                     WAIVERS

                  . The Agent and Lender hereby waives any Default or Event of Default arising under the Agreement or any other Loan Document solely as the result of the breach of Sections 6.15 and 6.16 as a one-time waiver and refers only to the breach which was made as of December 31, 1998. Furthermore, the Agent and the Lender hereby waives any right to exercise any remedy available under the provisions of any of the Loan Documents solely as a result of any Default or Event of Default hereinabove waived.

                  2.02 Limitation on Waiver. The scope of the waiver set forth in Section 2.1 is expressly limited to its terms and does not extend to any other or future breaches, Defaults, violations or Events of Default under the Agreement or any other Loan Document.


                                  ARTICLE III.
                                   AMENDMENTS

The Borrower and the Lender hereby amend the Agreement in the following particulars:

3.01    Amendment of Section 1.2   Section 1.2 of the Agreement is hereby
amended as follows:

The following definitions are added or amended to read as follows:

    "Applicable Margin" shall mean as to each LIBO Rate Loan, the following:

          Borrowing Base            LIBO Rate Loan         LIBO Rate Loan
           Utilization            Applicable Margin      Applicable Margin
                                  (while Tranche B     (without Tranche B)
                                   is outstanding)

       equal to or greater     two and three-fourths    two and one-fourth
       than 75% of              percent (2-3/4%)        percent (2-1/4%)
       Borrowing Base

       less than 75% but greater two and three-fourths      two percent (2%)
       than 50% of Borrowing percent (2-3/4%)
       Base

       less than or equal to       two and three-fourths  one and three-fourths
       50% of Borrowing Base percent     (2-3/4%)           percent (1-3/4%),

                  with the Borrowing Base Utilization and the corresponding LIBO Rate being set at the close of each calendar quarter for the next calendar quarter. The Borrower shall furnish to the
                  Agent, within five (5) days of the end of each calendar quarter, a Borrowing Base Utilization Certificate, substantially in the form attached as Exhibit IV to this Agreement, which shall stipulate the Borrowing Base Utilization level at the end of such quarter."

                  "Base  Rate"  shall  mean  the  interest  rate   announced  or
                  published by the Lender from time to time as its general reference rate of interest, which Base Rate shall change upon any change in such announced or published general reference interest rate and which Base Rate may not be the lowest interest rate charged by the Lender.

                  "Commitment Amount" shall mean 100% as to First Chicago.

                  "EBITDA" shall mean, annualized on a quarterly basis, Net Income for such period, plus Interest Expense, federal and state income taxes, depreciation, amortization, and other non-cash expenses, including non-cash unearned compensation expenses for such period deducted in the determination of Net Income for such period.

                  "Engineering Fee" shall mean each fee payable to the Agent by the Borrower pursuant to Section 2.26.

                  "Floating Rate" shall mean an interest rate per annum equal to the Base Rate from time to time in effect, plus one-half percent (1/2%) so long as Tranche B is outstanding and Base Rate when Tranche B has been paid in full, but in no event exceeding the Highest Lawful Rate.

                  "Tranche A" shall mean the currently existing revolving line of credit with a Borrowing Base of $9,000,000.

                  "Tranche B" shall mean a Loan of $3,000,000 with a maturity of August 31, 1999.

                  3.02 Amendment of Section 2.1(a). Section 2.1(a) of the Agreement is amended to add the following sentence:

                  "2.1  Revolving  Line of  Credit.  (a)..........  The  Loans
made  under  this Section 2.1 are Tranche A Loans."

                  3.03 Addition of Section 2.5(a). Section 2.5(a) shall be added to the Agreement as follows:

                  "2.5(a) Tranche B Loans. Tranche B is in the amount of $3,000,000. Accrued and unpaid interest on the Tranche B Loans shall bear interest at the same rate as Tranche A Loans and shall be payable on the same dates as Tranche A Loans. The Borrower shall pay to the Lender 75% of the proceeds of all sales of Oil and Gas Properties to permanently reduce the Tranche B Loan and such payments shall be made on the date the sales of such Oil and Gas Properties are made. In addition, any cash proceeds from the sale of equity, other refinancings and other non-core asset sales will be required to permanently reduce outstandings under Tranche B Loans. All accrued and unpaid interest and all principal then due and owing shall be due and payable on August 31, 1999."

                  3.04 Amendment of Section 2.9(a). Section 2.9(a) of the Agreement is amended to read as follows:

                  "2.9 Borrowing Base  Determinations.  (a).The  Borrowing Base
                   as of the date of this First  Amendment  is  acknowledged  by the  Borrower  and the Lender to be $9,000,000.  Commencing on
                  May 1, 1999, and continuing thereafter on the first day of each calendar month until the date such amount is redetermined or the Commitment Termination Date, the Scheduled Reduction Amount shall be $400,000."

                  3.05 Amendment of Section 2.26. Section 2.26 shall be added to the Agreement to read as follows:

                  "2.26 Engineering Fee. In addition to interest on the Note as provided herein and all other fees payable under and to compensate the Agent for the costs of evaluating the Mortgaged Properties and reviewing the Reserve Reports, the Borrower shall pay to the Agent, in immediately available funds, on the date of each redetermination of the Borrowing Base, an engineering fee in the amount of $2,500."

                  3.06      Amendment  of  Section  5.2.  Section  5.2(a) of the
                   Agreement  is  amended to read as follows:

                  5.2 Monthly Financial Statements; Compliance Certificates. Commencing with the fiscal month beginning April 1, 1999, deliver to the Agent and each Lender, (a) on or before the 30th day after the close of each monthly period of each fiscal year of the Borrower, a copy of the unaudited consolidated and consolidating Financial Statements of the Borrower and its consolidated Subsidiaries as at the close of such monthly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of the Borrower, subject to changes resulting from normal year-end audit adjustments, and
                  (b) on or before the 30th day after the close of each monthly period and on or before the 120th day after the close of each fiscal year, a Compliance Certificate in the form of Exhibit III hereto signed by a Responsible Officer of the Borrower."

                  3.07 Amendment of Section 9.3(a). Section 9.3(a) of the Agreement is amended to read as follows:

                  "9.3 Notices and Other Communications.

                  (a)      if to Agent or First Chicago in its capacity as a
                           Lender:

                           The First National Bank of Chicago
                           One First National Plaza
                           10th Floor, Suite 0634
                           Chicago, Illinois 60670-0634
                           Attention: John Bierne
                           Telecopy: (312) 732-4840

                  (b)      with a copy to:

                           The First National Bank of Chicago/
                           Bank One, Texas, N.A.
                           910 Travis Street
                           Houston, Texas 77002
                           Attention: Jeff Dalton, Energy Group, 6th Floor
                           Telecopy: (713) 751-7894

                  3.08 Amendment of Section 6.14. Section 6.14 of the Agreement is amended to read as follows:

                  "6.14 Tangible Net Worth. Permit Tangible Net Worth as of the close of any fiscal quarter of Edge Petroleum Corporation to be less than 90% of the Tangible Net Worth as of December 31, 1998, plus 50% of positive Net Income and 100% of other increases in equity for all fiscal quarters ending subsequent to December 31, 1998."

                  3.09 Deletion of Section 6.15 and 6.16. Section 6.15 Cash Flow Coverage and Section 6.16 EBIT to Interest Expense Ratio are hereby deleted from the Agreement.

                  3.10 Addition of Section 6.17. Section 6.17 is added to the Agreement to read as follows:

                  "6.17 Fixed Charge Coverage. Permit, as of the close of any fiscal quarter beginning June 30, 1999, of Edge Petroleum Corporation, the ratio of annualized EBITDA to annualized Interest Expense, plus 50% of quarter end loan outstandings to be less than 1.25 to 1.00."

                  3.11 Amendment of Exhibits to Agreement. (a) Exhibit I, i.e. the Form of Promissory Note, is replaced by Exhibit I attached hereto and the Promissory Note payable to Compass Bank is hereby deleted; (b) Exhibit II, i.e. the Form of Borrowing Request, is replaced by Exhibit II attached hereto; (c)
Exhibit III, i.e. the Form of Compliance Certificate, is replaced by Exhibit III attached hereto; and (d) Exhibit IV, i.e. the Form of Borrowing Base Utilization Certificate, is replaced by Exhibit IV attached hereto.

                  3.12 Global Deletion of EBIT. The term "EBIT" is deleted from the Agreement and in its place is substituted the term "EBITDA".

                  3.13 Global Deletion of Index Rate. The term "Index Rate" is deleted from the Agreement and in its place is substituted the term "Base Rate".

                  3.14 Global Deletion of Compass Bank. The term "Compass Bank" is deleted from the Agreement.


                                   ARTICLE IV.
                                   CONDITIONS

                  The obligation of the Agent and the Lender to amend the Agreement as provided herein is subject to the fulfillment of the following conditions precedent:

                  4.01 Receipt of Documents. The Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and in form and substance satisfactory to the Lender:

                  (a) multiple counterparts of this First Amendment and the Note, as requested by the Agent;

                  (b) Notice of Final Agreement; and

                  (c) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

                  4.02  Accuracy  of   Representations   and   Warranties.   The
representations and warranties contained in Article IV of the Agreement and this First Amendment shall be true and correct.

                  4.03 Matters Satisfactory to Agent and the Lender. All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the Agent and the Lender.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

                  The Borrower hereby expressly re-makes, in favor of the Agent and the Lender, all of the representations and warranties set forth in Article IV of the Agreement, and represents and warrants that all such representations and warranties remain true and unbreached.

                                   ARTICLE VI.
                                  RATIFICATION

                  Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and the other Loan Documents, in all things in accordance with the terms and provisions thereof, as amended by this First Amendment.

                                  ARTICLE VII.
                                  MISCELLANEOUS

                  7.01 Scope of Amendment. The scope of this First Amendment is expressly limited to the matters addressed herein and this First Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this First Amendment.

                  7.02 Agreement as Amended. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this First Amendment.

                  7.03 Parties in Interest. All provisions of this First Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lender and their respective successors and assigns.

                  7.04 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Lender and the Borrower, and no other Person shall have standing to require satisfaction of such provisions in accordance with their terms and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

                  7.05 ENTIRE AGREEMENT. THIS FIRST AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, BETWEEN SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS FIRST AMENDMENT, THE AGREEMENT, THE NOTE, THE SECURITY INSTRUMENTS, AND THE OTHER WRITTEN DOCUMENTS REFERRED TO IN THE AGREEMENT OR EXECUTED IN CONNECTION WITH OR AS SECURITY FOR THE NOTE REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                  7.06 GOVERNING LAW. THIS FIRST AMENDMENT, THE AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT AND THE NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY BEAR A NORMAL, REASONABLE, AND SUBSTANTIAL RELATIONSHIP TO THE STATE OF TEXAS.

                  7.07 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS FIRST AMENDMENT, THE AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED IN COURTS HAVING SITUS IN HARRIS COUNTY, TEXAS. EACH OF THE BORROWER AND THE LENDER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE BORROWER OR THE LENDER IN ACCORDANCE WITH THIS SECTION.

                  IN WITNESS WHEREOF, this First Amendment to Credit Agreement is executed effective the date first hereinabove written.

                                                 BORROWER:

                                                 EDGE PETROLEUM CORPORATION


                                                 By:    /S/ Michael G. Long
                                                        ---------------------
                                                            Michael G. Long
                                                         Chief Financial Officer

                                                 EDGE PETROLEUM EXPLORATION
                                                 COMPANY


                                                 By:    /S/ Michael G. Long
                                                        ---------------------
                                                           Michael G. Long
                                                        Chief Financial Officer

                                             LENDER AND AGENT:

                                             THE FIRST NATIONAL BANK OF CHICAGO



                                               By:   /S/ Ronald L. Dierker
                                                       ----------------------
                                                         Ronald L. Dierker
                                                         Vice President

                                    EXHIBIT I

                                 [FORM OF NOTE]

                                 PROMISSORY NOTE

 $100,000,000                    Houston, Texas                   March 1, 1999



                   FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("Maker", whether one or more, and if more than one, with the obligation of such parties hereunder being joint and several in all respects) promises to pay to the order of THE FIRST NATIONAL BANK OF CHICAGO ("Payee"), at the principal banking quarters of The First National Bank of Chicago in Chicago, Cook County, Illinois, the sum of ONE HUNDRED MILLION DOLLARS ($100,000,000), or so much thereof as may be advanced against this Note pursuant to the Amended and Restated Credit Agreement dated April 1, 1998 by and between Maker and Payee and others (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), together with interest at the rates and calculated as provided in the Credit Agreement.

                   Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the respective meanings assigned to such terms in the Credit Agreement.

                   This Note is issued pursuant to, is a "Note" under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

                   Without being limited thereto or thereby, this Note is secured by the Security Instruments.

                   This Note is given in part in renewal, extension, and modification, but not in discharge or novation, of that certain Promissory Note dated July 11, 1995 in the face amount of up to $20,000,000 made by Edge Joint Venture II, predecessor to Edge Petroleum Exploration Company, and payable to Compass Bank and Promissory Note dated April 1, 1998, in the face amount of up to $25,000,000 made by Edge Petroleum Corporation and Edge Petroleum Exploration Corporation and payable to The First National Bank of Chicago.

                   THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES, ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS NOTE.

                                               MAKER:

                                              EDGE PETROLEUM CORPORATION


                                              By:  /S/ Michael G. Long
                                                   ----------------------
                                                       Michael G. Long
                                                       Chief Financial Officer


                                              EDGE PETROLEUM EXPLORATION COMPANY



                                              By:  /S/ Michael G. Long
                                                   ----------------------
                                                       Michael G. Long
                                                   Chief Financial Officer

                                   EXHIBIT II

                           [FORM OF BORROWING REQUEST]


                           -----------------, -------



The First National Bank of Chicago
One First National Plaza
Floor 10, Suite 0634
Chicago, Illinois 60670
Attention: Kathy Murphy

         Re: Amended and Restated Credit Agreement dated as of April 1, 1998, as amended by First Amendment dated as of March 1, 1999, by and among Edge Petroleum Corporation and Edge Petroleum Exploration Company, as Borrower, The First National Bank of Chicago, as Agent and a Lender, and the additional Lenders party thereto from time to time (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement")

Ladies and Gentlemen:

                  Pursuant to the Credit Agreement, the Borrower hereby makes the requests indicated below:


[ ]       1.      Loans

         (a)      Amount of new Loan: $

         (b)      Requested funding date:            , 19

         (c)      $                 of such Loan is to be a Floating Rate Loan;

                  $________________ of such Loan is to be a LIBO Rate Loan.

         (d)      Requested Interest Period for LIBO Rate Loan: ____ months.


[ }       2.      Continuation or conversion of LIBO Rate Loan maturing on :

         (a) Amount to be continued as a LIBO Rate Loan is $__________, with an Interest Period of months;

         (b)      Amount to be converted to a Floating Rate Loan is $_________;
                  and

[ ]      3.       Conversion of Floating Rate Loan:

         (a)      Requested conversion date:_______, 19_____.

         (b) Amount to be converted to a LIBO Rate Loan is $____________ , with an Interest Period of _____ months.

                  The undersigned certifies that [s]he is the [ ] of the Borrower, has obtained all consents necessary, and as such [s]he is authorized to execute this request on behalf of the Borrower. The undersigned further certifies, represents, and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation, or conversion under the terms and conditions of the Credit Agreement.

                  Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                                 Very truly yours,

                                                 EDGE PETROLEUM CORPORATION



                                                 By:________________________
                                                 Printed Name:______________
                                                 Title:_____________________


                                                 EDGE PETROLEUM EXPLORATION
                                                 COMPANY


                                                 By:________________________
                                                 Printed Name:______________
                                                 Title:_____________________

                                   EXHIBIT III

                        [FORM OF COMPLIANCE CERTIFICATE]

                                ________, 19____

The First National Bank of Chicago
910 Travis
Houston, Texas  77002
Attention: Energy Group, 6th Floor

         Re: Amended and Restated Credit Agreement dated as of April 1, 1998, as amended by First Amendment dated as of March 1, 1999, by and among Edge Petroleum Corporation and Edge Petroleum Exploration Company, as Borrower, The First National Bank of Chicago, as Agent and a Lender, and the additional Lenders party thereto from time to time (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement")

Ladies and Gentlemen:

                  Pursuant to applicable requirements of the Credit Agreement, the undersigned, as a Responsible Officer of the Borrower hereby certify to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

         [1. To the best of the knowledge of the undersigned, no Default or Event of Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.]

         [1. To the best of the  knowledge  of the  undersigned,  the  following
         Defaults or Events of Default exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:]

         2. The compliance of the Borrower with the financial covenants of the Credit Agreement, as of the close of business on , is evidenced by the following:

         [Set forth in reasonable detail the calculations required to establish that Borrower was in compliance with the following Sections].

         (a) Section 6.14 Tangible Net Worth. Permit Tangible Net Worth as of the close of any fiscal quarter of Edge Petroleum Corporation to be less than 90% of the Tangible Net Worth as of December 31, 1998, plus 50% of positive Net Income and 100% of other increases in equity for all fiscal quarters ending subsequent to December 31, 1998.

                  Required                                  Actual
                  --------                                  ------
                  Required as of the last quarter, Plus 100% of equity raised, Plus 50% of Net Income equals current Required Tangible Net Worth

         (b) Section 6.17 Fixed Charge Coverage. Permit, as of the close of any fiscal quarter of Edge Petroleum Corporation, the ratio of EBITDA to Interest Expense, plus 50% of quarter end loan outstandings to be less than 1.25 to 1.00.

                                                            Actual
                                                            ------
         3. No Material Adverse Effect has occurred since the date of the Financial Statements dated as of_________.

                  Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                            Very truly yours,

                                            EDGE PETROLEUM CORPORATION


                                            By:
                                            Printed Name:
                                            Title:


                                            EDGE PETROLEUM EXPLORATION
                                            COMPANY


                                            By:
                                            Printed Name:
                                            Title:

                                EXHIBIT IV

                [FORM OF BORROWING BASE UTILIZATION CERTIFICATE]



The First National Bank of Chicago
910 Travis
Houston, Texas  77002
Attention: Energy Group, 6th Floor

         Re: Amended and Restated Credit Agreement dated as of April 1, 1998, as amended by First Amendment dated as of March 1, 1999, by and among Edge Petroleum Corporation and Edge Petroleum Exploration Company, as Borrower, The First National Bank of Chicago, as Agent and a Lender, and the additional Lenders party thereto from time to time (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement")

Ladies and Gentlemen:

         Pursuant to applicable requirements of the Credit Agreement, the undersigned, as a Responsible Officer of the Borrower, hereby certify to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

         To the best knowledge of the undersigned, the Borrowing Base Utilization, as described in the definition of Applicable Margin, for the quarter ending __________, 19__, was as follows, and the LIBO Rate Loan Applicable Margin for the following quarter is as follows:

     Borrowing Base              LIBO Rate Loan             LIBO Rate Loan
      Utilization               Applicable Margin          Applicable Margin
                               (while Tranche B            (without Tranche B)
                                is outstanding)

  equal to or greater        two and three-fourths          two and one-fourth
  than 75% of                percent (2-3/4%)                 percent (2-1/4%)
  Borrowing Base

  less than 75% but greater   two and three-fourths          two percent (2%)
  than 50% of Borrowing         percent (2-3/4%)
  Base

 less than or equal to        two and three-fourths        one and three-fourths
 50% of Borrowing Base          percent (2-3/4%)              percent (1-3/4%)

                 [only one of the above categories to be shown]

         To the best knowledge of the undersigned, the Borrowing Base Utilization for the quarter ending __________, 19__, was as follows and the Commitment Fee, as described in Section 2.10 of the Credit Agreement for the following quarter is as follows:

                  Borrowing Base
                   Utilization                      Commitment Fee
                  --------------                -----------------------
                  greater than 50%              one-half percent (1/2%)
                  of Borrowing Base

                  less than or equal to 50%   three-eighths percent (3/8%)
                  of Borrowing Base

                 [only one of the above categories to be shown]

         Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                                    Very truly yours,

                                                    EDGE PETROLEUM CORPORATION



                                                    By:_______________________

                                                    Printed Name:_____________

                                                    Title:____________________


                                                    EDGE PETROLEUM EXPLORATION
                                                    COMPANY

                                                    By:_______________________

                                                    Printed Name:_____________

                                                    Title:____________________